Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

Monthly Period ended             3/31/2006
Distribution Date                4/18/2006
All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                          ======================================================================
                                                              Total     Allocated to        Allocated to Investor Interest
1    Sources of funds                                                    Transferor       Total     Series 05-A    Series 05-B
                                                          ----------------------------------------------------------------------
     Principal Collections                                  1,216,365      542,139       674,226       337,024        337,201
     Finance Charge Collections                                94,939       42,315        52,624        26,305         26,319
                                                          ----------------------------------------------------------------------
     Total Funds Received                                   1,311,304      584,454       726,850       363,330        363,520
                                                          ======================================================================

                                                          ===========================================
2    Application of Principal Collections                      Total      Series 05-A    Series 05-B
     Investor Percentage of Principal Collections             674,226       337,024       337,201
     deduct:
     Utilised Retained Principal Collections
               allocable to Class C                                 0            0             0
               allocable to Class B                                 0            0             0
     Transferred to Series Collections Ledger                       0            0             0
     Shared Principal Collections                                   0            0             0

                                                          -------------------------------------------
     Cash Available for Acquisition                           674,226      337,024       337,201
                                                          ===========================================

                                                          ===========================================
3    Application of Finance Charge Collections                 Total     Series 05-A    Series 05-B
     Investor Percentage of Finance Charge Collections         52,624       26,305        26,319
     deduct:
     Trustee payment amount                                      0.30         0.15          0.15
     Issuer Costs & Loan Note Issuer Costs                         27           14            14
     Monthly Distribution Amounts                              12,725        6,342         6,383
     Servicing fee payable to RBS                               1,807          903           904
     Cash Management fee payable to RBS                             1         0.50          0.50
     Investor Default Amount                                   18,764        9,380         9,385
     Expenses loan principal and interest                          --           --            --

     Available Spread                                          19,300        9,666         9,634
                                                          ===========================================

4    Payments in respect of the Securities                ===========================================
     Series 05-A                                             Class A      Class B        Class C
                                                            USD 000s      USD 000s       USD 000s
     Balance at 15 March 2006                               2,175,000      175,000       150,000
     Principal repayments on 18 April 2006                         --           --            -
                                                          -------------------------------------------
     Balance carried forward on 18 April 2006               2,175,000      175,000       150,000
                                                          -------------------------------------------

     Interest due on 18 April 2006                              9,796          815           718
     Interest paid                                             (9,796)        (815)         (718)
                                                          -------------------------------------------
     Interest unpaid                                               --           --            --
                                                          ===========================================

                                                          ==========================================================================
     Series 05-B                                          Class A-1       Class A-2    Class A-3   Class B-3   Class C-1   Class C-3
                                                          USD 000s        EUR 000s     GBP 000s    GBP 000s     USD 000s    GBP 000s
     Balance at 15 March 2006                                 435,000      450,000       700,000    101,000       42,000     63,000
     Principal repayments on 18 April 2006                         --           --            --         --           --         --
                                                          --------------------------------------------------------------------------
     Balance carried forward on 18 April 2006                 435,000      450,000       700,000    101,000       42,000     63,000
                                                          --------------------------------------------------------------------------

     Interest due 18 April 2006                                    --        1,157            --         --           --         --
     Interest paid                                                 --       (1,157)           --         --           --         --
                                                          --------------------------------------------------------------------------
     Interest unpaid                                               --           --            --         --           --         --
                                                          ==========================================================================

5    Transaction Accounts and Ledgers
                                                          ===========================================
                                                               Total      Series 05-A     Series 05-B
     Reserve Account
     Required Reserve Amount                                       --           --            --
                                                          -------------------------------------------
     Balance at 15 March 2006                                      --           --            --
     Transfer in/out this period                                   --           --            --
     Interest earned                                               --           --            --
                                                          -------------------------------------------
     Balance carried forward on 18 April 2006                      --           --            --
                                                          ===========================================

     Spread Account
     Required Spread Account Amount                                --           --            --
                                                          -------------------------------------------
     Balance at 15 March 2006                                      --           --            --
     Transfer in/out this period                                   --           --            --
     Interest earned                                               --           --            --
                                                          -------------------------------------------
     Balance carried forward on 18 April 2006                      --           --            --
                                                          ===========================================

     Principal Funding Account
     Balance at 15 March 2006                                      --           --            --
     Transfer in/out this period                                   --           --            --
     Interest earned                                               --           --            --
                                                          -------------------------------------------
     Balance carried forward on 18 April 2006                      --           --            --
                                                          ===========================================

                                                          ==========================================================================
6    Subordination Percentages                            Series 05-A                                Series 05-B
                                                            Original               Current            Original           Current
                                                           (pound)000   %    (pound)000    %    (pound)000     %   (pound)000     %
     Class A Investor Interest                              1,257,225   87%   1,257,225   87%   1,257,568     87%   1,257,568    87%
     Class B Investor Interest                                101,156    7%     101,156    7%     101,000      7%     101,000     7%
     Class C Investor Interest                                 86,705    6%      86,705    6%      87,277      6%      87,277     6%
                                                          --------------------------------------------------------------------------
     Total Investor Interest                                1,445,087  100%   1,445,087  100%   1,445,845    100%   1,445,845   100%
                                                          --------------------------------------------------------------------------

                                                          ==========================================================================

7    Assets of the Trust
                                                               ----------------
                                                                   (pound)000
     Total receivables at 31 March 2006                        (pound)4,996,352

     Aggregate amount of receivables that, as at
     31 March 2006 were delinquent by:                30-59 days         64,702
                                                      60-89 days         50,367
                                                     90-179 days        119,808
                                                180 or more days        168,009
                                                               ----------------

8    Material Changes

     New Issuance during period                           NONE

     Material modifications to pool asset terms           NONE

     Material modifications to origination policies       NONE

     Material breaches of pool asset representations,
     warranties or covenants                              NONE

9    Trigger Information

     Series Pay Out Events                                NONE

     Trust Pay Out Events                                 NONE

10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                    NONE

     Changes in Securities                                NONE

     Submission of Matters to a Vote of Security Holders  NONE

     Other Information                                    NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 18th day of April, 2006

     /s/ Colin Baillie
     -------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Colin Baillie
     Chief Financial Officer, Cards Business